Exhibit 10.1

FIRST AMENDMENT TO THE

NINTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

BENEFICIENT COMPANY HOLDINGS, L.P.

This First Amendment to The Ninth Amended And Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P. (the “Partnership”), dated as of September 30, 2024 (this “Amendment” and such Ninth Amended and Restated Limited Partnership Agreement, the “Agreement”), is entered into by Beneficient Company Group, L.L.C., a Delaware limited liability company, as general partner of the Partnership (the “General Partner”) and Beneficient Holdings, Inc., a Delaware corporation (the “BHI”) holding a majority in interest of the Preferred Series A Subclass 0 Unit Accounts of the Partnership. Capitalized terms not otherwise defined herein shall have the meaning as set forth in the Agreement.

WITNESSETH

WHEREAS, the General Partner desires to amend certain provisions of the Agreement to redesignate a portion of the Preferred Series A Subclass 0 Unit Accounts as provided herein; and

WHEREAS, the General Partner has received the written consent of the requisite Limited Partners under the Agreement, including Section 11.12 thereof, to effect such amendments to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the undersigned, intending to be legally bound hereby, agree to amend the Agreement as follows:

AGREEMENT

1. Redesignation of Preferred Series A Subclass 0 Unit Accounts.

(a) Effective as of the date hereof, fifty percent (50%) of the aggregate Sub-Capital Accounts associated with the Preferred Series A Subclass 0 Unit Accounts shall be redesignated as non-redeemable Preferred Series A Subclass 0 Unit Accounts (the “Preferred Series A Subclass 0 Non-Redeemable Unit Accounts”), and the remaining fifty percent of the Sub-Capital Accounts associated with the Preferred Series A Subclass 0 Unit Accounts shall continue to be redeemable as provided in the Agreement (the “Preferred Series A Subclass 0 Redeemable Unit Accounts”) (the foregoing being referred to as the “Redesignation”).

(b) In connection with the Redesignation and effective as of the date hereof, the Sub-Capital Account balances associated with the (i) Preferred Series A Subclass 0 Redeemable Unit Accounts shall be reduced to an amount equal to fifty percent (50%) of the Sub-Capital Account balances of the Preferred Series A Subclass 0 Unit Accounts prior to the Redesignation (the Sub-Capital Account balances of the Series A Subclass 0 Redeemable Unit Accounts being approximately $126,398,224.80 as of the date hereof), and (ii) Preferred Series A Subclass 0 Non-Redeemable Unit Accounts shall be credited with an amount equal to fifty percent (50%) of the Sub-Capital Account balances of the Preferred Series A Subclass 0 Unit Accounts prior to the Redesignation (the Sub-Capital Account balances of the Series A Subclass 0 Non-Redeemable Unit Accounts being approximately $126,398,224.80 as of the date hereof).

2. Amendment.

(a) Addition of Definitions. Effective as of the date hereof, the Agreement is hereby amended by the addition of the following defined terms in Section 1.01 with such terms included in alphabetical order among the existing definitions:

“Preferred Series A Subclass 0 Non-Redeemable Unit Accounts” has the meaning set forth in Section 7.01(a).

“Preferred Series A Subclass 0 Redeemable Unit Accounts” has the meaning set forth in Section 7.01(a).

“Preferred Series A Subclass 0 Redeemable Unit Initial Amount” means, for each holder of Preferred Series A Subclass 0 Redeemable Unit Accounts, such holders’ initial opening Preferred Series A Subclass 0 Unit Account balance associated with such holder’s Preferred Series A Subclass 0 Redeemable Unit Accounts as specified in the Partnership’s records as of the date hereof.

(b) Amended Definitions. Effective as of the date hereof, the Agreement is hereby amended by deleting, in their entirety, the definitions of “Preferred Series A Subclass 0 Unit Initial Amount” and “Preferred Series A Subclass 0 Redeemable Unit Quarterly Cap Amount” and replacing such defined terms with the following:

“Preferred Series A Subclass 0 Unit Initial Amount” means, for each holder of Preferred Series A Subclass 0 Unit Accounts, such holders’ initial opening Preferred Series A Subclass 0 Unit Account balance as specified in the Partnership’s records as of June 8, 2023, for such holder (after giving effect to any conversions in connection with the consummation of the transactions contemplated by the Business Combination Agreement).

(c) Other Amendments. Effective as of the date hereof, Section 7.01(a) of the Agreement is hereby amended and restated in its entirety as follows:

“Classes. Interests in the Partnership shall be represented by Units. The Units initially are comprised of five Classes hereby designated as “Class A Units”, “Class S Ordinary Units”, “Class S Preferred Units”, “FLP Unit Accounts” and “Preferred Series Unit Accounts” and the FLP Unit Accounts are further subdivided into subclass 1 (“Subclass 1 FLP Unit Accounts”), with such rights as expressly set forth herein and which shall initially represent 50.5% of the FLP Unit Accounts (excluding the Subclass 3 FLP Unit Accounts), with the balance, initially representing 49.5% of the FLP Unit Accounts (excluding the Subclass 3 FLP Unit Accounts), being deemed subclass 2 (“Subclass 2 FLP Unit Accounts”), and the remainder being deemed subclass 3 (“Subclass 3 FLP Unit Accounts”). The Preferred Series Unit Accounts are further subdivided into (i) Series A subclass 0 (“Preferred Series A Subclass 0 Unit Accounts”) and the Preferred Series A Subclass 0 Unit Accounts are further subdivided into subclass 0 redeemable (“Preferred Series A Subclass 0 Redeemable Unit Accounts”) and subclass 0 non-redeemable (“Preferred Series A Subclass 0 Non-Redeemable Unit Accounts”) and (ii) Series A subclass 1 (“Preferred Series A Subclass 1 Unit Accounts”), in each case, with such rights as expressly set forth herein.”

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(d) Other Amendments. Effective as of the date hereof, Section 7.09 of the Agreement is hereby amended and restated in its entirety as follows:

“Redemption of Preferred Series A Subclass 0 Redeemable Unit Accounts. At any time on or after January 1, 2023, in each Fiscal Quarter, a holder of Preferred Series A Subclass 0 Redeemable Unit Accounts may elect to redeem an amount of Preferred Series A Subclass 0 Redeemable Unit Accounts with a Sub-Capital Account equal to an amount up to the applicable Preferred Series A Subclass 0 Unit Quarterly Cap Amount; provided that, in no event shall such holder redeem more than one hundred percent (100%) of the Capital Account balance of such holder’s Preferred Series A Subclass 0 Redeemable Unit Initial Amount. Promptly following a redemption notice from a holder of Preferred Series A Subclass 0 Redeemable Unit Accounts, the Partnership shall mandatorily redeem the applicable amount of Preferred Series A Subclass 0 Redeemable Unit Accounts. In exchange for the redemption of the Preferred Series A Subclass 0 Redeemable Unit Accounts, the Partnership shall distribute Available Redeeming Cash Pro Rata to the holders of the Preferred Series A Subclass 0 Redeemable Unit Accounts then being redeemed until such time as the Sub-Capital Accounts associated with Preferred Series A Subclass 0 Redeemable Unit Accounts have been reduced by the requested amount. In the event that Available Redeeming Cash is insufficient to redeem all applicable Preferred Series A Subclass 0 Redeemable Unit Accounts that are to be redeemed for cash, the Partnership shall, on a quarterly basis, redeem additional Preferred Series A Subclass 0 Redeemable Unit Accounts until all such Preferred Series A Subclass 0 Redeemable Unit Accounts have been redeemed.”

3. Effect on the Agreement. This Amendment shall be effective as of the date hereof. Except as modified by this Amendment, all of the terms of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. Nothing in this Amendment shall be construed to modify any provision of the Agreement other than those specifically amended as set forth above. This Amendment shall be construed as one with the Agreement, and the Agreement shall, where the context requires, be read and construed so as to incorporate this Amendment.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed on the date first written above.

GENERAL PARTNER

Beneficient Company Group, L.L.C.

By:	Beneficient, a Nevada corporation

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer

BHI

Beneficient Holdings, Inc.

By:	/s/ Brad K. Heppner
Name:	Brad K. Heppner
Title:	Authorized Signatory

Signature Page

First Amendment to Ninth A&R LPA of BCH